Exhibit 10.1

Dated 8 April 2026

NVTH Limited

(The Vendor)

and

Republic Power Group Limited

(The Purchaser)

___________________________________________

SALE AND PURCHASE AGREEMENT

for the sale and purchase of shares of

NVC Partners Limited

(the “Agreement”)

___________________________________________

i

THIS AGREEMENT is made on the 8 April 2026.

BETWEEN:

(A)	NVTH LIMITED, a company incorporated in the British Virgin Islands (the “BVI”) with company number 1539724 and whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola, VG1110, BVI, British Virgin Islands (the “Vendor”); and

(B)	REPUBLIC POWER GROUP LIMITED, a company incorporated in the Cayman Islands with limited liability and listed on Nasdaq under stock code RPGL, whose registered office is at 158 Kallang Way #06-08 Singapore 349245, (the “Purchaser” or “Listco” or “RPGL”).

RECITALS:

(1)	NVC Partners Limited (the “Company”) is a company incorporated in the BVI with limited liability.

(2)	The Company, together with its subsidiary, (collectively, referred to as the “Group”) is principally engaged in the business of software development in relation to digital assets trading.

(3)	As at the date of this Agreement, the Vendor is the legal and beneficial owner of 100 ordinary shares of the Company, representing 100% of the entire issued share capital of the Company.

(4)	RPGL is also entering into a separate technology service agreement with the Vendor for the purpose of using and facilitating the technology services to be provided by the Vendor and/or its Group (the “Technology Service Agreement”)

(5)	Subject to fulfilment of the Conditions Precedent (as hereinafter defined), the Vendor conditionally agrees to sell and the Purchaser conditionally agrees to purchase the Sale Shares (as hereinafter defined) on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Agreement, unless specifically provided otherwise or the context requires otherwise, the following expressions have the following meanings:

“Accounts” means (i) the audited financial statements of NVTHK Limited comprising the audited statement of financial position of NVTHK Limited as at 31 December 2024 and the audited statement of income and retained earnings of NVTHK Limited for the year ended 31 December 2024 including the notes thereto, and (ii) the audited report of Hangzhou Keshan comprising the audited balance sheet of Hangzhou Keshan as at 31 December 2024 and the audited profit and loss account of Hangzhou Keshan for the year ended 31 December 2024 including the notes thereto, copies of which (together with a copy of the unaudited consolidated management statement of the Company as at 31 December 2024) are attached hereto as Appendix for the purpose of identification;

“Agreement” means this Agreement (including its Schedules and Appendices) as may be supplemented or amended from time to time;

“Assets” means all assets, property and rights (including the benefit of any debt, mortgage or charge);

“Accounts Date” means in relation to the Accounts, 31 December 2024;

“Announcement” means the announcement to be published by the Company immediately following the execution of this Agreement in connection with, among other, the sale and purchase of the Sale Shares hereunder and the Placing;

“Business” means in respect of any Group Company, the businesses, operations and undertakings of such Group Company as now and to be carried on or before Completion including, inter alia, software development in relation to digital assets trading;

“Business Day(s)” means a day on which banks are generally open for business in Hong Kong (other than a Saturday, a Sunday or a public holiday or a day on which a tropical cyclone warning signal no. 8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.);

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Completion” means actual completion of the sale and purchase of the Sale Shares in accordance with Clause 8;

“Completion Date” means a date falling within three (3) Business Days after the fulfilment or waiver (if applicable) of the Conditions Precedent (or such other date as the Vendor and the Purchaser may mutually agree in writing) and the date on which Completion takes place on or before 30 June, 2026, whichever the earlier;

“Condition(s) Precedent” means those conditions precedent as set out in Clause 3.1;

“Consent(s)” includes any licence, consent, authorisation, permission, waiver, order, exemption, qualification, registration, certificate, authority or other approval;

“Consideration” means the consideration payable by the Purchaser to the Vendor (or any other person as may be directed by the Vendor) for the sale and purchase of the Sale Shares as specified or determined in accordance with Clause 4;

“Encumbrance” means any mortgage, charge (whether fixed or floating), debenture, pledge, lien, option, right of pre-emption, right of retention of title, equity, third party right or any other form of security interest or any obligation (including any conditional obligation) to create any of the same;

“Group” means the Company and its subsidiary(ies), the expression “Group Company” means any of them and the expression “Group Companies” means all of them;

“Hangzhou Keshan” means 杭州科杉科技有限公司 (Hangzhou Keshan Technology Co., Ltd*), a company incorporated in the PRC and a direct wholly owned subsidiary of NVC PARTNERS;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Liabilities“means any and all liabilities (contingent or otherwise), indebtedness and obligations whether arising at law or in equity or under any warranty, condition, guarantee, indemnity, insurance policy, lease, letter of credit, transaction, commitment, contract (in each case, whether express or implied) or in any other way whatsoever including any and all business liabilities, Taxation liabilities, provisions for Taxation, bad and doubtful debts and indebtedness (including interest, costs and fees), accounts payable, dividends or other distributions payable, depreciation, financial facilities or rights of security or third party rights and all other liabilities howsoever arising;

“Listco Accounts” means the audited accounts of Listco comprising Listco’s consolidated balance sheet as at Listco Accounts Date and Listco’s consolidated statement of profit or loss as at the Listco Accounts Date, as set out in its 2024 annual report;

*	English name of the PRC entity is the translation of its Chinese version and is included herein for identification purposes only.

“Listco Accounts Date” means in relation to Listco Accounts, 31 December 2024;

“Listco Group” means the Purchaser and its subsidiary(ies) from time to time, the expression “Listco Group Company” means any of them and the expression “Listco Group Companies” means all of them;

“Listco Shares” means ordinary share(s) of the Purchaser (which expression shall, if and to the extent that the share capital of the Purchaser has been sub-divided, consolidated or reorganised, mean the securities into which those shares have been sub-divided, consolidated or reorganised) and all other (if any) shares from time to time and for the time being ranking pari passu therewith and all other (if any) shares of the Purchaser resulting from any subdivision, consolidation or reorganisation of such shares;

“Long Stop Date” means 30 June, 2026 (or such later date as may be agreed between the Vendor and the Purchaser in writing);

“Material Adverse Change or Effect” means any change, event, occurrence, state of facts or effect, the consequence of which is to, or could reasonably be expected to materially and adversely affect the financial position, management, business or property, results of operations, legal or financing structure, business prospects or assets or liabilities of the Group or the Listco Group (whichever shall be appropriate) and “Material Adverse Change” or “Material Adverse Effect” shall be construed accordingly;

“NVTHK” means NVTHK Limited, a company incorporated in Hong Kong and a direct wholly-owned subsidiary of the Company;

“PRC” means the People’s Republic of China, which shall, for the purpose of this Agreement, exclude Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

“Purchaser Disclosed” means fairly disclosed in writing in this Agreement and in the Listco Accounts;

“Purchaser’s Warranties” means the representations, warranties and undertakings set out in Clause 6 and Schedule 3 given by the Purchaser to the Vendor and “Purchaser’s Warranty” shall be construed accordingly;

“RMB” means Renminbi, the lawful currency of the PRC;

“Sale Shares” means ten percent of the ordinary shares of the Company to be sold by the Vendor, the legal and beneficial owner thereof, to the Purchaser pursuant to this Agreement, representing ten percent 10% of the entire issued share capital of the Company;

“Tax” means:

(a)	any form of tax whenever created or imposed and whether of Hong Kong or elsewhere, payable to or imposed by any Taxation Authority and includes profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, corporation tax, advance corporation tax, national insurance and social security contributions, capital gains tax, inheritance tax, capital transfer tax, developmental land tax, customs, excise and import duties, goods and services tax, ad valorem tax, estate duty, capital duty, stamp duty, payroll tax and other similar liabilities or contributions and any other taxes, levies, duties, charges, imposts, mandatory pension fund contributions or withholdings similar to, corresponding with, or replacing or replaced by any of the foregoing; and

(b)	all charges, interest, penalties and fines, incidental or relating to any taxation falling within (a) above and “Taxation” shall have the corresponding meaning;

“Taxation Authority” means the Inland Revenue Department of Hong Kong and/or any other revenue, customs, fiscal governmental, statutory, central, regional, state, provincial, local governmental or municipal authority, body or person, whether of Hong Kong or elsewhere;

“US$” means the United States dollars, the lawful currency of the United States of America;

“Vendor Disclosed” means fairly disclosed in writing in this Agreement and the Accounts; and

“Vendor’s Warranties” means the representations, warranties and undertakings set out in Clause 5 and Schedule 2 given by the Vendor to the Purchaser and “Vendor’s Warranty” shall be construed accordingly.

1.2	Interpretation. In this Agreement, unless specifically provided otherwise or the context otherwise requires, the following shall apply:

(a)	Companies Ordinance. Words and expressions defined in the Companies Ordinance shall have the same respective meanings.

(b)	Associates. A body corporate shall be deemed to be associated with another body corporate if it is a holding company or a subsidiary of that other body corporate or a subsidiary of a holding company of that body corporate.

(c)	Statutory Provisions. References to statutory provisions shall be deemed to be references to those provisions as amended or re-enacted or as their applications are modified by other provisions from time to time (whether before or after the date hereof) and shall include any provisions of which they are re-enactments (whether with or without modification).

(d)	Law. References to “law” shall be construed so as to include the Basic Law of Hong Kong; any common and customary law; and any constitution, decree, judgment, legislation, code, order, ordinance, regulation, rule, statute, treaty or other legislative measure applicable from time to time, and “lawful” shall be construed accordingly.

(e)	Clauses. References herein to “Clauses”, “Schedules” and “Appendices” are to clauses of and schedules and appendices to this Agreement and the Schedules and Appendices to this Agreement form an integral part of this Agreement.

(f)	Headings. Clause headings are inserted for convenience only and shall not affect the construction of this Agreement.

(g)	Gender; Number. The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

(h)	Losses. References to “losses” include all liabilities (whether actual or contingent), loss, damages, injury, compensation, penalties, fines, costs, disbursements and expenses arising from any claim, demand, action or proceedings.

(i)	Successors. The expressions the “Vendor” and the “Purchaser” include their respective successors in title, permitted assigns and nominees.

(j)	Construction. The rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be covered by the general words.

(k)	Breach of Warranties. Reference to a breach of Vendor’s Warranty, Vendor’s Warranties, Purchaser’s Warranty or Purchaser’s Warranties shall be deemed to include such warranty or warranties being breached, untrue, inaccurate, incomplete, or unfairly presented or misleading in any respect.

2.	SALE AND PURCHASE OF THE SALE SHARES

Subject to fulfilment or waiver (if applicable) of the Conditions Precedent and the terms and conditions of this Agreement and for the Consideration, the Vendor shall sell as legal and beneficial owner the Sale Shares, i.e. 10% of ordinary shares of the Company, free from any Encumbrances, equities, claims and adverse interests whatsoever, and together with all rights now and hereafter attaching or accruing to them (including the right to receive all dividends and distributions declared, made or paid in respect of the Sale Shares on or after the date of this Agreement) and the Purchaser, relying on the Vendor’s Warranties, shall purchase the Sale Shares on Completion.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent. Completion shall be subject to and conditional upon the satisfaction or the waiver (if applicable) of the following conditions:-

(a)	Vendor’s Warranties shall remain true and accurate and not misleading in any material respect as given as of the date of this Agreement and at all times up to and including the Completion Date;

(b)	Purchaser’s Warranties shall remain true and accurate and not misleading in any material respect as given as of the date of this Agreement and at all times up to and including the Completion Date;

(c)	all other applicable laws, rules and regulations including but not limited to the Listing Rules for the transactions contemplated under this Agreement shall have been complied with by the Vendor and/or the Purchaser, as the case may be;

(d)	all other requisite Consents required to be obtained by the Vendor and/or the Purchaser in respect of this Agreement and the transactions contemplated hereunder as well as the Placing shall have been obtained;

(e)	All documents under Clause 8.2 and Clause 8.3 below are duly executed and delivered to the Purchaser by the Vendor; and

(f)	The full amount of the Consideration was duly paid by the Purchaser and all documents under Clause 8.4 are delivered to the Vendor by the Purchaser.

3.2	None of the Conditions Precedent can be waived save as by a written consent with the other Party. In the event that any of the Conditions Precedent are deemed not to have been fulfilled or are not fulfilled or waived (if applicable), in each case, at or before 1:00 p.m. on the Long Stop Date, this Agreement and everything contained in it shall terminate and be null and void and of no further effect and no party hereto shall have any liability to any other parties, save in respect of any prior breaches of this Agreement.

3.3	Each party hereto shall use its reasonable endeavours to ensure that the Conditions Precedent shall be fulfilled by the Long Stop Date.

4.	CONSIDERATION

4.1	The Parties agree that the aggregate Consideration payable by the Purchaser to the Vendor for the Sale Shares and the technology services under the Technology Service Agreement shall be in a total sum of Eight Million United States Dollars (US$8,000,000) (the “Consideration”). allocated as follows:

a.	the consideration attributable to the Sale Shares shall form part of the aggregate Consideration as agreed between the Parties; and

b.	the consideration attributable to the technology services shall be approximately United States Dollars Two Million Eight Hundred Thousand (US$2,800,000), representing the estimated value of the technology services to be rendered by the Vendor (or its designated affiliate) to the Purchaser.

The specific scope, deliverables, timelines, and terms governing the provision of the technology services shall be set out in a separate Technology Service Agreement to be entered into between RPGL and the Vendor.

Payment of the Consideration will be made in the following payment schedule:

USD (’000)
By 4/10/2026	3,200
By 5/15/2026	2,400
By 6/15/2026	2,400
8,000

4.2	For the avoidance of doubt, the failure to make payment of the Consideration in accordance with the schedule set out in Clause 4.1 above shall be considered as a breach of this Agreement. The payment made will be forfeited and non-refundable in all circumstances.

4.3	The Vendor hereby agrees that the performance in accordance with Clause 4.1 shall be deemed to be a full, complete and final discharge of the payment obligations of the Purchaser in relation to the Sale Shares hereunder.

5.	REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES BY THE VENDOR

5.1	Warranties. The Vendor hereby unconditionally and irrevocably represents and warrants to the Purchaser under the terms set out in this Clause 5 and Schedule 2 that:

(a)	save as Vendor Disclosed, each of the Vendor’s Warranties is now and will at all times be true, complete, accurate and fairly presented in all respects and shall remain in full force and effect notwithstanding Completion;

(b)	the Purchaser is entering into this Agreement in reliance upon such Vendor’s Warranties and the information disclosed in the Accounts; and

(c)	no information relating to the Group of which the Purchaser has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser shall prejudice any claim made by the Purchaser under the Vendor’s Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion.

5.2	Separate provisions. Each of the Vendor’s Warranties shall be construed as a separate and independent warranty to the intent that the Purchaser shall have a separate claim and right of action in respect of any breach thereof and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Vendor’s Warranty or any other term of this Agreement.

5.3	Disclosure. The Vendor shall disclose to the Purchaser in writing immediately as it becomes aware of any matter occurring at any time before Completion which constitutes a breach of any of the Vendor’s Warranties or causes any of the Vendor’s Warranties to be misleading, inaccurate, incomplete in any respects (or which would with the lapse of time constitute a breach of any of the Vendor’s Warranties or causes any of the Vendor’s Warranties to be misleading, inaccurate, incomplete in any respects).

5.4	No Waiver. The rights and remedies of the Purchaser in respect of any breach of the Vendor’s Warranties shall not be affected by the Purchaser terminating, or failing to terminate, this Agreement or any other event or matter whatsoever except by way of a specific and duly authorised written waiver or release by the Purchaser.

5.5	Undertakings. The Vendor hereby unconditionally and irrevocably undertakes to the Purchaser that it shall duly and properly perform its obligations under this Agreement and the transactions contemplated hereunder.

6.	REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES BY PURCHASER

6.1	Warranties. The Purchaser hereby unconditionally and irrevocably represents and warrants to the Vendor under the terms set out in this Clause 6 and Schedule 3 that:

(a)	save as Purchaser Disclosed, each of the Purchaser’s Warranties is now and will at all times be true, complete, accurate and fairly presented in all respects and shall remain in full force and effect notwithstanding Completion;

(b)	the Vendor is entering into this Agreement in reliance upon such Purchaser’s Warranties and the information disclosed in the Listco Accounts; and

(c)	no information relating to the Listco Group of which the Vendor has knowledge (actual or constructive) and no investigation by or on behalf of the Vendor shall prejudice any claim made by the Vendor under the Purchaser’s Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion.

6.2	Separate provisions. Each of the Purchaser’s Warranties shall be construed as a separate and independent warranty to the intent that the Vendor shall have a separate claim and right of action in respect of any breach thereof and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Purchaser’s Warranty or any other term of this Agreement.

6.3	Disclosure. The Purchaser shall disclose to the Vendor in writing immediately as it becomes aware of any matter occurring at any time before Completion which constitutes a breach of any of the Purchaser’s Warranties or causes any of the Purchaser’s Warranties to be misleading, inaccurate, incomplete in any respects (or which would with the lapse of time constitute a breach of any of the Purchaser’s Warranties or causes any of the Purchaser’s Warranties to be misleading, inaccurate, incomplete in any respects).

6.4	No Waiver. The rights and remedies of the Vendor in respect of any breach of the Purchaser’s Warranties shall not be affected by the Vendor terminating, or failing to terminate, this Agreement or any other event or matter whatsoever except by way of a specific and duly authorised written waiver or release by the Vendor.

6.5	Undertakings. The Purchaser hereby unconditionally and irrevocably undertakes to the Vendor that it shall duly and properly perform its obligations under this Agreement and the transactions contemplated hereunder.

7.	CONDUCT OF BUSINESS

7.1	Continuation. The Vendor shall procure that the Business will continue to be operated in a normal and prudent basis and in the ordinary course of day-to-day operations consistent with past practice and the Group will not do or omit to do (or allow to be done or omitted) any act or thing not in the ordinary course of day-to-day operations prior to Completion.

8.	COMPLETION

8.1	Completion. Completion shall take place at the office of the solicitors of the Vendor not later than 4:00 p.m. on the Completion Date, or at such other place and time as shall be mutually agreed in writing by the Purchaser and the Vendor. For the avoidance of doubt, the Vendor must sell and the Purchaser must buy the Sale Shares on the Completion Date

8.2	Documents to be delivered by the Vendor. Subject to the fulfilment or waiver (if applicable) of the Conditions Precedent and against compliance with the requirements set out in Clause 8.4, the Vendor shall, on or before Completion, deliver to the Purchaser:

(a)	duly completed and executed instrument of transfer (where appropriate) in favour of the Purchaser and/or its nominee(s) in respect of all of the Sale Shares;

(b)	all share certificates in respect of the Sale Shares;

(c)	a certified true copy of the board minutes or resolutions of the Company approving the matters set out in Clause 8.3 respectively;

(d)	a certified true copy of the board minutes or resolutions of the Vendor, approving this Agreement and the execution and completion (as appropriate) hereof and all documents incidental hereto; and

(e)	application for shares duly executed by the Vendor in relation to the Consideration Shares to be issued and allotted to each of them.

8.3	Board Meeting.

The Vendor shall procure that a board meeting of the Company be held at which (where applicable):

(a)	approve the transfer of the Sale Shares, subject to stamping (if required), to the Purchaser and/or its nominee(s) and the registration of such transfer and cancellation of the existing share certificates for the Sale Shares and authorise the issue of new certificate(s) for the Sale Shares in the name of the Purchaser and/or its nominee(s); and

(b)	such other matters shall be dealt with and resolved upon as the Purchaser shall reasonably require for the purposes of giving effect to this Agreement and the completion hereof.

8.4	Documents to be delivered by the Purchaser. The Purchaser shall, prior to Completion, deliver to the Vendor:

(a)	documentary evidence showing that full payment of the Consideration in cash has been deposited to the following bank accounts:

Name of bank:	Bank of Communications (Hong Kong) Limited
Name of account holder:	NVTH LIMITED
Bank account number:	382-536-101140001
(Multi-currency saving account)
Bank code:	382
SWIFT code:	COMMHKHK

(b)	a certified true copy of the board minutes or resolutions of the Purchaser approving this Agreement and the transactions contemplated thereunder (including but not limited to the issuance and allotment of the Consideration Shares and the appointment of new non-executive directors of Listco as mentioned below) and the execution and completion thereof and of all documents incidental hereto.

8.5	Forfeiture and Rights to Claim. In any event if Completion is not occurred on the Completion Date or the expiry of three months from the date of execution of this Agreement, which ever the latter, due to any reasons other than the fault of the Vendor, the Vendor shall have the absolute discretion to (a) forfeit the Consideration or (b) seek the Purchaser to specifically perform the provisions of this Agreement for the Purchase of the Slae Shares

9.	CONFIDENTIAL ANNOUNCEMENTS

Each of the parties hereto undertakes that prior to Completion and thereafter it will not (save as required by law or any applicable rules and regulations (including but not limited to the Listing Rules) of any relevant securities exchange or any supervisory or regulatory authority either of the parties may be subject) make, or permit or authorise the making of any press release or other public statement or disclosure nor make any announcement in connection with this Agreement or the transactions contemplated hereunder unless the other parties hereto shall have given their respective prior written consents to such announcement (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

10.	FURTHER ASSURANCE

Each of the parties hereto hereby undertakes to the other that, notwithstanding Completion, it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to this Agreement and the transactions hereby contemplated.

11.	WAIVER

11.1	No waiver by the Vendor of any breach by the Purchaser of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the Vendor in exercising any of its rights hereunder shall not be construed as a waiver thereof.

11.2	No waiver by the Purchasers of any breach by the Vendor of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the Purchaser in exercising any of its rights hereunder shall not be construed as a waiver thereof.

12.	NO ASSIGNMENT

The benefit of each of the parties hereto under any provision in this Agreement may not be assigned hereto without the prior written consent of the other parties.

13.	NON-MERGER ON COMPLETION

This Agreement shall notwithstanding Completion remain in full force and effect as regards any of the provisions remaining to be performed or carried into effect and including all undertakings, warranties, representations and indemnities.

14.	TIME OF THE ESSENCE

Time shall be of the essence as regards any time, date or period mentioned in this Agreement and any time, date or period substituted for the same by agreement of the parties hereto or otherwise.

15.	ILLEGALITY AND UNENFORCEABILITY

The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of any other part of this Agreement.

16.	DOCUMENTS CONSTITUTING AGREEMENT

This Agreement and any documents referred to in this Agreement constitutes the entire agreement between the parties hereto and no variation thereof shall be effective unless made in writing signed by or by the duly authorised representatives of the parties hereto.

17.	COSTS AND EXPENSES

17.1	Costs. Each party shall be responsible for its own costs and expenses (including legal fees and transaction costs) in relation to the preparation, execution and performance of this Agreement.

17.2	Stamp Duty. The stamp duty (if any) payable on the transfer of the Sale Shares shall be borne by the Vendor and the Purchaser equally.

18.	EXECUTION AND COUNTERPARTS

This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be party hereto.

19.	LAW AND JURISDICTION

19.1	Proper law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claim or matter arising under this Agreement.

19.2	Non-Exclusive jurisdiction. Nothing in this Agreement shall limit the right of a party to take proceedings against the other parties in any other court of competent jurisdiction, nor shall the taking of proceedings by any party in one or more jurisdictions preclude the taking of proceedings by the other in any other jurisdiction, whether concurrently or not.

19.3	Process agent. The Vendor irrevocably appoints NVTHK Limited of 29/F., Chinachem Leighton Plaza, 29 Leighton Road, Causeway Bay, Hong Kong to receive for it and on its behalf, service of process in any proceedings in Hong Kong. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by the Vendor). If for any reason the process agent ceases to be able to act as such or no longer has an address in Hong Kong, the Vendor irrevocably agrees to appoint a substitute process agent reasonably acceptable to other parties hereto, and to deliver to each of such other parties hereto a copy of the new agent’s acceptance of that appointment within five (5) Business Days. Nothing herein shall affect the right to serve any process in any other manner permitted by law.

19.4	Acknowledgement. The parties hereto hereby acknowledge that Messrs. Tung & Co. only acts for the Vendor in connection with this Agreement and the other parties hereto have been duly advised to seek independent legal advice and to obtain separate legal representation.

20.	NOTICES

20.1	Address. Any notice, demand or other communication served, given or made under or in relation to this Agreement shall be in writing and delivered or sent to the relevant party at its address, fax number or email address set out below (or such other address, fax number or email address as the addressee has by two (2) Business Days’ prior written notice specified to the other parties):

(a)	To the Vendor:

Address:	29/F Chinachem Leighton Plaza, 209 Leighton Road , Causeway Bay , Hong Kong
Fax Number:	2522 3155
Email Address:	jay.zhao@newvisiongp.com
Attention:	Mr. Zhao Jiangong/Ms. Lu Rong

(b)	To the Purchaser:

Address:	5008 Ang Mo Kio Ave 5, #04-09 Techplace II, Singapore 569874
Fax Number:	N/A
Email Address:	ziyang@republicpower.net
Attention:	Ziyang Long

20.2	Delivery. Any notice to be given under and in relation to this Agreement shall either be delivered personally or sent by first class post or facsimile or via email transmission.

20.3	Service. A notice shall be deemed to have been served as follows:

(a)	if personally delivered, at the time of delivery;

(b)	if sent by post, at the expiration of 7 days if overseas and 48 hours if local after the date of posting;

(c)	if sent by facsimile, at the time upon successful transmission; and

(d)	if given or sent by email, when at least one of the relevant email address of the person to whom the communication is made has received the electronic email in legible form.

20.4	Proof of service. In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a pre-paid first class delivery letter or that the facsimile was properly addressed and dispatched or that the sender of the email did not receive an automated notification in response relating to the failure of delivery.

21.	THIRD PARTY RIGHTS

21.1	Except as expressly provided hereunder, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this Agreement.

21.2	The rights of the parties hereto to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any other person.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

THE VENDOR

SIGNED by Zhao Jiangong	)	/s/ Zhao Jiangong
)
duly authorised for and on behalf of	)
NVTH LIMITED	)
)
in the presence of :-)
)

THE PURCHASER

SIGNED by Ziyang Long	)	/s/ Ziyang Long
)
duly authorised for and on behalf of	)
REPUBLIC POWER GROUP LIMITED	)
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